QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY

        The undersigned Director of Northrim BanCorp, Inc. (the "Company") hereby appoints each of R. Marc Langland and Christopher N. Knudson his/her true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to cause the Company's 2001 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and likewise to sign any and all amendments (the signing of any such instrument to be conclusive evidence that the attorney considers such instrument necessary or desirable), hereby granting to each such attorney power of substitution and revocation, and hereby ratifying all that any such attorney or his/her substitute may do by virtue hereby.

        Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed by the following person in the capacity indicated on this 13th day of March, 2002.

/s/ LARRY S. CASH Larry S. Cash Director	/s/ CHRISTOPHER N. KNUDSON Christopher N. Knudson Director

/s/ MARK G. COPELAND Mark G. Copeland Director	/s/ MARC LANGLAND Marc Langland Director

/s/ FRANK A. DANNER Frank A. Danner Director	/s/ RICHARD L. LOWELL Richard L. Lowell Director

/s/ RONALD A. DAVIS Ronald A. Davis Director	/s/ IRENE SPARKS ROWAN Irene Sparks Rowan Director

/s/ ANTHONY DRABEK Anthony Drabek Director

QuickLinks

  Exhibit 24
POWER OF ATTORNEY